Exhibit 99.4

SPECIAL MEETING OF SHAREHOLDERS OF VIRGINIA NATIONAL BANKSHARES CORPORATION

Date:	March 25, 2021
Time:	10:00 a.m. (Eastern Time)
Place:	Special Meeting to be held live via the Internet – please visit
www.proxydocs.com/VABK for details.

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

		For	Against	Abstain	Directors Recommend
		☐	☐	☐	For
1:	To approve the Agreement and Plan of Reorganization, dated as of September 30, 2020, between Virginia National Bankshares Corporation (“Virginia National”) and Fauquier Bankshares, Inc. (“Fauquier”), including the related Plan of Merger, pursuant to which Fauquier will merge with and into Virginia National, as more fully described in the accompanying joint proxy statement/prospectus.
		For	Against	Abstain
		☐	☐	☐	For
2:	To approve, in a non-binding advisory vote, certain compensation that may become payable to Virginia National’s named executive officers in connection with the merger.
		For	Against	Abstain
		☐	☐	☐	For
3:	To adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve Proposal 1.

TO ATTEND the virtual Special Meeting of Virginia National Bankshares Corporation please visit www.proxydocs.com/VABK for virtual meeting registration details.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Special Meeting of Shareholders of Virginia National Bankshares Corporation

to be held on Thursday, March 25, 2021

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:	TELEPHONE

Go To	866-291-7335
www.proxypush.com/VABK

● Cast your vote online.	OR	● Use any touch-tone telephone.
● Have your Proxy Card/Voting Instruction Form ready. ● View Meeting Documents.	MAIL	● Have your Proxy Card/Voting Instruction Form ready.
● Follow the simple recorded instructions.

● Mark, sign and date your Proxy Card/Voting Instruction Form.
OR	● Detach your Proxy Card/Voting Instruction Form.
● Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Virginia R. Bayes, Steven W. Blaine and Gregory L. Wells, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Virginia National Bankshares Corporation which the undersigned is entitled to vote at the Special Meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the Special Meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Special Meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

YOU CAN REGISTER TO ATTEND THE MEETING EVEN IF YOU HAVE ALREADY VOTED; HOWEVER, IF YOU WISH TO VOTE AT THE MEETING, OR CHANGE YOUR VOTE AT THE MEETING, YOU MUST REGISTER TO ATTEND USING THE CONTROL NUMBER BELOW.

PROXY TABULATOR FOR

VIRGINIA NATIONAL BANKSHARES CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

Proxy — Virginia National Bankshares Corporation

Special Meeting of Shareholders

March 25, 2021; 10:00 a.m. (Eastern Time)

This Proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Virginia R. Bayes, Steven W. Blaine and Gregory L. Wells, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Virginia National Bankshares Corporation (“Virginia National”) which the undersigned is entitled to vote at the Special Meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the Special Meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Special Meeting and revoking any proxy heretofore given.

The following proposals will be voted on at the Special Meeting:

1.

To approve the Agreement and Plan of Reorganization, dated as of September 30, 2020, between Virginia National and Fauquier Bankshares, Inc. (“Fauquier”), including the related Plan of Merger, pursuant to which Fauquier will merge with and into Virginia National, as more fully described in the accompanying joint proxy statement/prospectus.

2.	To approve, in a non-binding advisory vote, certain compensation that may become payable to Virginia National’s named executive officers in connection with the merger.

3.	To adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve Proposal 1.

The Board of Directors of Virginia National recommends a vote “FOR” proposals 1, 2 and 3.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” proposals 1, 2 and 3. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any adjournment thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies cannot vote your shares unless you sign and return this card or vote on the internet or by phone as outlined on the reverse side.